CONFIDENTIAL AGREEMENT

Between

ZEC, INC. (“ZEC”) and

E. THOMAS LAYTON (“EXECUTIVE”)

As of:  MAY 1, 2016 (“Effective Date”)

Summary:

EXECUTIVE and ZEC (collectively, the “PARTIES”) agree to work together as per the terms and conditions in this agreement (the “AGREEMENT”) in the strategic development, business development, and financial planning of ZEC and ZEC’s affiliates in the specialty chemicals business, specifically in the environmental remediation product licensing and other businesses as defined from time to time (collectively, the “BUSINESS”). The PARTIES intend that the EXECUTIVE shall be a consultant to and an independent contractor of ZEC until such time as a formal employment contract is executed between the PARTIES or June 30, 2016, whichever comes first.

Title:

Chairman & Chief Executive Officer

Responsibilities:

Primary focus shall be on overseeing all aspects of the BUSINESS including, but not limited to personnel, capital raising, sales, operations, product development, strategic development, business development, and financial planning.  EXECUTIVE shall report to the Board of Directors.  ZEC recognizes that EXECUTIVE has other business interests that require EXECUTIVE’S time.  However, EXECUTIVE agrees to devote the majority of his time to ZEC to achieve objectives as agreed upon by the PARTIES.

Existing Compensation:

EXECUTIVE has accrued compensation at the rate of Twelve Thousand Five Hundred Dollars ($12,500) per month through April 30, 2016.  As of the EFFECTIVE DATE, ZEC owed EXECUTIVE Sixty-Two Thousand Five Hundred Dollars ($62,500).

Fees:

Twelve Thousand Five Hundred Dollars ($12,500) per month beginning as of the EFFECTIVE DATE and continuing for the INITIAL TERM as defined herein payable by check or wire to EXECUTIVE or assigns in advance on the 1st day of each month (the “FEES”).  If the AGREEMENT continues for a SECOND TERM as defined herein, the FEES shall be increased by 10%.

Term:

The initial term shall be for twelve (12) months (the “INITIAL TERM”).  The AGREEMENT shall automatically extend for an additional twelve (12) months (the “SECOND TERM”) unless cancelled by either party upon sixty (60) days notice prior to the end of the INITIAL TERM.

Allowance:

ZEC agrees to pay EXECUTIVE an allowance for healthcare expenses of Two Thousand Dollars ($2,000) per month (the “ALLOWANCE”).

Expenses:

ZEC agrees to immediately reimburse any and all direct expenses incurred by the EXECUTIVE in the performance of duties related to ZEC and the BUSINESS.

Bonus:

ZEC agrees that the Board of Directors shall review the performance of the EXECUTIVE on a calendar year basis and provide a discretionary bonus (the “BONUS”) the basis of which includes, but is not limited to:  market value, share price, revenues, gross profits, operating profits, net profits, liquidity, and future prospects.  The BONUS shall be targeted to 100% of the EXECUTIVES annual

FEES.  The BONUS shall be paid upon filing of the annual 10K report with the SEC.  If ZEC has insufficient liquidity to pay the BONUS, ZEC may pay such amount in its common stock.

Equity:

ZEC agrees to issue to EXECUTIVE or its assigns a ten (10) year option to purchase 500,000 shares of ZEC common stock upon acceptance of the Company’s stock option incentive plan at an exercise price per common share to be determined by the Board of Directors.

Confidentiality:

The PARTIES agree that from the date this AGREEMENT is signed until they mutually agree otherwise, they will keep the provisions of this AGREEMENT strictly confidential.  The PARITES shall not disclose or discuss this AGREEMENT or the terms and conditions contained herein with any party not bound by a non-disclosure agreement with the BUSINESS or the PARTIES; except that this AGREEMENT or portions hereof may be disclosed as required by law, within each party’s internal organization, and to third parties serving as legal, accounting, financial, investment or other advisors who need to know such information for the purpose of representing such disclosing party in connection with the BUSINESS.

Non-Compete:

The EXECUTIVE agrees that as long as ZEC is not in default hereunder, that the EXECUTIVE shall not compete with the BUSINESS for a period of one (1) year after any termination of services provided by EXECUTIVE to the BUSINESS.

Termination:

If for any reason ZEC no longer desires the services of the EXECUTIVE, then ZEC may terminate EXECUTIVE with sixty (60) days prior notice (“NOTICE PERIOD”), and shall owe the terminated EXECUTIVE, i) if end of NOTICE PERIOD is within the INITIAL TERM, FEES equivalent to such number of months the EXECUTIVE was under contract with ZEC, or ii) if end of NOTICE PERIOD is within the SECOND TERM, twelve (12) months of FEES.  ZEC shall also owe EXECUTIVE any other unpaid but accrued compensation, fees, equity, unreimbursed expenses as defined herein, or as otherwise agreed between the PARTIES, as of the notice delivery date plus the NOTICE PERIOD (“TERMINATION DATE”).

If for any reason the EXECUTIVE no longer desires to provide services to ZEC or ZEC terminates the services of the EXECUTIVE for “cause” (as defined below), then there shall be no requirement for a NOTICE PERIOD and no additional FEES shall be due.

“Cause” means: (i) EXECUTIVE’S failure to perform his duties hereunder, as determined in good faith by ZEC’s Board of Directors; (ii) EXECUTIVE'S failure to, within the scope of his duties hereunder, comply with any valid and legal directive of ZEC’s Board of Directors; (iii) EXECUTIVE'S engagement in dishonesty, illegal conduct or intentional misconduct which is materially injurious to the BUSINESS; (iv) EXECUTIVE'S embezzlement, misappropriation or fraud; (v) EXECUTIVE'S conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (vi) EXECUTIVE'S violation of a material policy of ZEC; or (vii) EXECUTIVE'S breach of any material obligation under the AGREEMENT.  Other than for (iii), (iv) or (v) above, EXECUTIVE shall be given notice and a thirty (30) day right to cure any of the above.

Non-circumvention:

In addition, the PARTIES agree not to enter into other agreements or arrangements with the intent to circumvent the general intent of this AGREEMENT or otherwise dilute the compensation interests of the EXECUTIVE.  Further, EXECUTIVE agrees to introduce business opportunities related to the BUSINESS, with which EXECUTIVE has a business relationship, to ZEC prior to introducing them to other entities in which EXECUTIVE may or may not have an economic interest unless he is otherwise contractually obligated to do so.

Effect and Acceptance

The proposals contained in this AGREEMENT are presented in good faith, and of this AGREEMENT:

shall be construed to be the agreement between the PARTIES until such time as the a more formal agreement is completed.

The terms and conditions proposed in this AGREEMENT may need to be adjusted in light of tax, accounting or legal advice or for regulatory reasons.

This AGREEMENT shall be governed by the laws of the State of Texas, without giving effect to its conflict or choice of laws.

Any dispute or claim arising out of or related to this AGREEMENT shall be submitted to and decided by binding arbitration, administered exclusively by Dispute Prevention & Resolution, Inc., and shall be conducted consistent with the rules, regulations and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the PARTIES.

This AGREEMENT may be executed in counterparts, each of which shall constitute an original.  Delivery of an executed counterpart of a signature page to this letter by facsimile or email shall be effective as delivery of a manually executed signature page hereto.

This AGREEMENT shall be valid and binding when approved by ZEC and by EXECUTIVE.

E. Thomas Layton

By:  _______________________________

Date:   _____________________________

ZEC, INC.

William E. Goodman, Acting Chief Financial Officer

By:  _______________________________

Date:   _____________________________